Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACTS
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper or Nicole Hellendoorn
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

SPECTRANETICS ACHIEVES THIRD QUARTER REVENUE OF $35.2 MILLION

10% Increase Over Q3 2011; 11% Constant Currency Growth

Updates 2012 Outlook

COLORADO SPRINGS, CO. (October 30, 2012) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three and nine months ended September 30, 2012. Highlights of the quarter (all compared with the quarter ended September 30, 2011) include:

•	Lead Management revenue growth of 18%, 20% on a constant currency basis[1]

•	Vascular Intervention revenue growth of 6%, 8% on a constant currency basis, led by U.S. peripheral atherectomy growth of 17%

•	U.S. revenue increased 10% to $29.6 million; International revenue increased 6% to $5.6 million, 16% growth on a constant currency basis

“The third quarter of 2012 marks our fourth consecutive quarter of double digit revenue growth on a constant currency basis,” said President and Chief Executive Officer, Scott Drake. “We continue to drive strong performance in our focus areas - lead management and peripheral atherectomy. We expect continued growth moving forward, bolstered by our U.S. PAD awareness campaign, opportunities to place our lasers with office-based physicians and the launch of GlideLight™. Based on ongoing strength across all product lines, we are updating our outlook for 2012 to the high end of our previously provided range.”

Net income for the third quarter of 2012 was $905,000, or $0.03 per diluted share, compared with net income of $109,000, or $0.00 per diluted share, for the third quarter of 2011. Non-GAAP adjusted net income for the third quarter of 2011 was $935,000, or $0.03 per diluted share, which excluded a special item described under the heading “Reconciliation of Non-GAAP Financial Measures” later in this release.

_______________________________
1Constant currency is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Year-To-Date Financial Results

Revenue for the nine months ended September 30, 2012 rose 9% (10% on a constant currency basis) to $103.5 million, from $94.8 million in the 2011 period. Vascular Intervention revenue increased 9% (10% on a constant currency basis) to $50.7 million; Lead Management revenue increased 15% (17% on a constant currency basis) to $39.8 million; and laser system, service and other revenue decreased 5% (down 4% on a constant currency basis) to $13.1 million.

On a geographic basis, United States revenue was $86.6 million, an increase of 10% from 2011. International revenue totaled $16.9 million, an increase of 7% (13% on a constant currency basis) from the 2011 period.

Net income during the nine months ended September 30, 2012 was $1.6 million, or $0.04 per diluted share, compared with net income of $539,000 or $0.02 per diluted share, in the nine months ended September 30, 2011. Non-GAAP adjusted net income for the nine months ended September 30, 2011 was $1.4 million, or $0.04 per diluted share, which excluded a special item described under the heading “Reconciliation of Non-GAAP Financial Measures” later in this release.

2012 Outlook

Management projects that 2012 revenue will be in the range of $138.5 - $139.5 million, an increase of 9% - 10% from 2011, or 10% - 11% on a constant currency basis. This compares to the previous outlook for revenue in the range of $137.0 - $139.5 million.

Net income is projected to be in the range of $2.0 - $3.0 million, or $0.06 - $0.08 per diluted share. This compares to the previous outlook for net income in the range of $1.5 - $3.0 million, or $0.04 - $0.08 per diluted share. Management expects to continue making investments targeted at future revenue growth.

Conference Call

Management will host an investment community conference call today beginning at 9:00 a.m. Mountain time, 11:00 a.m. Eastern time, to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (877) 561-2747 for domestic callers, or (973) 409-9689 for international callers, or from the webcast on the investor relations section of the Company's Web site at: www.spectranetics.com. The webcast will be available on the Company's Web site for 14 days following the completion of the call.

About Spectranetics

Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are sold in more than 40 countries and are used to treat arterial blockages in the heart and legs, as well as the removal of pacemaker and defibrillator leads.

The Company's Vascular Intervention (VI) products include a range of peripheral and cardiac laser catheters for ablation of occluded arteries above and below the knee and within coronary arteries.
The Company also markets aspiration and thrombectomy catheters for the removal of thrombus and support catheters to facilitate crossing of coronary and peripheral arterial blockages.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and the reasons for that growth, growth rates, and 2012 outlook including projected revenue and net income. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties may include greater than anticipated indemnification obligations or other adverse results in connection with any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the healthcare reform and related legislation, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which, among other things, affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, market acceptance of excimer laser atherectomy technology and our lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2011 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable U.S. GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(000’s, except per share data and percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$35,230	$32,127	$103,534	$94,763
Cost of products sold	9,624	8,683	28,112	26,923
Gross profit	25,606	23,444	75,422	67,840
Gross margin %	73%	73%	73%	72%
Operating expenses:
Selling, general and administrative	20,324	17,716	61,287	52,707
Research, development and other technology	4,181	4,729	12,134	13,663
Litigation charge	—	596	—	596
Total operating expenses	24,505	23,041	73,421	66,966
Operating income	1,101	403	2,001	874
Litigation-related interest expense	—	(230)	—	(230)
Other income, net	46	16	11	133
Total other income (expense)	46	(214)	11	(97)
Income before taxes	1,147	189	2,012	777
Income tax expense	242	80	459	238
Net income	$905	$109	$1,553	$539

Net income per common share:
Basic	$0.03	$0.00	$0.05	$0.02
Diluted	0.03	0.00	0.04	0.02
Weighted average shares outstanding:
Basic	34,549	33,546	34,268	33,370
Diluted	35,945	34,391	35,551	34,271

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(000’s)

	9/30/2012	12/31/2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,646	$39,638
Accounts receivable, net	19,994	18,123
Inventories, net	9,879	8,542
Deferred income taxes, current portion, net	457	610
Other current assets	2,167	2,421
Total current assets	64,143	69,334
Property and equipment, net	26,731	27,249
Goodwill	13,296	11,569
Other assets	649	884
Total assets	$104,819	$109,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$17,131	$27,960
Non-current liabilities	1,775	1,566
Stockholders’ equity	85,913	79,510
Total liabilities and stockholders’ equity	$104,819	$109,036

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2011		2012
(000’s, except laser sales and installed base amounts)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr

Disposable products revenue:
Vascular Intervention revenue	$15,860	$15,877	$16,411	$17,420	$16,821
Lead Management revenue	11,800	11,893	12,368	13,526	13,918
Total disposable products revenue	27,660	27,770	28,779	30,946	30,739

Service and other revenue	2,517	2,541	2,659	2,515	2,508

Laser revenue:
Equipment sales	719	909	591	409	910
Rental fees	1,231	1,304	1,240	1,165	1,073
Total laser revenue	1,950	2,213	1,831	1,574	1,983

Total revenue	32,127	32,524	33,269	35,035	35,230

Net income	109	355	12	636	905
Non-GAAP adjusted net income excluding special items (1)	935	1,310	N/A	N/A	N/A

Cash flow generated by (used in) operating activities	338	3,051	(4,713)	423	3,748
Total cash and current investment securities at end of quarter	36,154	39,638	27,000	27,659	31,646

Laser sales summary:
Laser sales from inventory	4	5	3	2	5
Laser sales from evaluation/rental units	3	3	—	1	1
Total laser sales	7	8	3	3	6

(1) Non-GAAP adjusted net income excluding special items is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation tables following this table for the reconciliation of the third and fourth quarters of 2011. There were no special items reported in the first, second or third quarters of 2012.

Worldwide Installed Base Summary:
Laser sales from inventory	4	5	3	2	5
Rental placements	19	21	15	18	21
Evaluation placements	6	4	7	8	4
Laser placements during quarter	29	30	25	28	30
Buy-backs/returns during quarter	(10)	(13)	(13)	(14)	(19)
Net laser placements during quarter	19	17	12	14	11
Total lasers placed at end of quarter	994	1,011	1,023	1,037	1,048

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons why management believes that these non-GAAP measures provide useful information to investors is provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	September 30, 2012			September 30, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$29,625	$—	$29,625	$26,836	10%	10%
International	5,605	546	6,151	5,291	6%	16%
Total revenue	$35,230	$546	$35,776	$32,127	10%	11%

	Nine Months Ended
	September 30, 2012			September 30, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$86,617	$—	$86,617	$78,883	10%	10%
International	16,917	1,068	17,985	15,880	7%	13%
Total revenue	$103,534	$1,068	$104,602	$94,763	9%	10%

THE SPECTRANETICS CORPORATION Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	September 30, 2012			September 30, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$16,821	$232	$17,053	$15,860	6%	8%
Lead Management	13,918	264	14,182	11,800	18%	20%
Laser System, Service & Other	4,491	50	4,541	4,467	1%	2%
Total revenue	$35,230	$546	$35,776	$32,127	10%	11%

	Nine Months Ended
	September 30, 2012			September 30, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$50,652	$425	$51,077	$46,387	9%	10%
Lead Management	39,812	509	40,321	34,587	15%	17%
Laser System, Service & Other	13,070	134	13,204	13,789	(5)%	(4)%
Total revenue	$103,534	$1,068	$104,602	$94,763	9%	10%

THE SPECTRANETICS CORPORATION
Reconciliation of Net Income to Non-GAAP Adjusted Net Income Excluding Special Items and
Net Income per Diluted Share to Non-GAAP Adjusted Net Income Excluding Special Items
per Diluted Share
(000’s, except per share data)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	Net income	Per diluted share (1)	Net income	Per diluted share (1)	Net income	Per diluted share (1)	Net income	Per diluted share (1)
Net income, as reported	$905	$0.03	$109	$0.00	$1,553	$0.04	$539	$0.02
Litigation charge (2)	—	—	596	0.02	—	—	596	0.02
Litigation-related interest expense (2)	—	—	230	0.01	—	—	230	0.01
Non-GAAP adjusted net income excluding special items	$905	$0.03	$935	$0.03	$1,553	$0.04	$1,365	$0.04

	Three Months Ended December 31, 2011
	Net income	Per diluted share (1)
Net income, as reported	$355	$0.01
Federal investigation legal and accrued indemnification costs (3)	(370)	(0.01)
Settlement costs -- license agreement dispute (4)	1,821	0.05
Decrease in valuation allowance against deferred tax asset (5)	(496)	(0.01)
Non-GAAP adjusted net income excluding special items	$1,310	$0.04
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1)
Per share amounts may not add due to rounding. Per diluted share is calculated based on the fully diluted weighted average shares outstanding for all periods. The fully diluted weighted average shares were 35,945,453 and 35,550,565 for the three and nine months ended September 30, 2012, respectively, 34,390,829 and 34,271,029 for the three and nine months ended September 30, 2011, respectively, and 34,631,377 for the three months ended December 31, 2011.

2)
In the third quarter of 2011, the Dutch Court of Appeal issued a ruling in favor of Cardiomedica S.p.A., requiring us to pay $0.6 million plus $0.2 million of interest to Cardiomedica. Further information regarding this matter is included in our Annual Report on Form 10-K for the year ended December 31, 2011.

3)
In the third quarter of 2010, we accrued a $6.5 million charge to record our estimated liability related to indemnification obligations that we had with three former employees. In the fourth quarter of 2011, we reversed $0.4 million of the original accrual based on developments in the court proceedings, including the conclusion of the trial of two of the defendants and the dismissal of charges against a third defendant. Further information regarding this matter is included in our Annual Report on Form 10-K for the year ended December 31, 2011.

4)
In January 2012, we entered into a Termination and Mutual Release (“Agreement”) with Medtronic, Inc. The Agreement terminated the License Agreement between us and Medtronic dated February 28, 1997. Under the Agreement, we paid Medtronic $3.0 million in January 2012. We had accrued royalty expenses in the amount of $1.2 million prior to the settlement; therefore, the amount of $1.8 million was recorded as settlement costs—license agreement dispute. The Agreement includes a mutual release and no further royalty expenses will be incurred subsequent to the effective date of the Agreement.

5)
In the fourth quarter of 2011, we entered into a strategic tax transaction with the approval of the Dutch tax authority that effectively extended the life of a portion of a net operating loss (NOL) carryforward in the Netherlands, which had previously been scheduled to expire on December 31, 2011 and which had previously been fully reserved. As a result, we recorded a $0.5 million tax benefit representing our estimate of the actual utilization of the extended deduction in future years.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe that providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some of the limitations associated with our use of these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Items such as the federal investigation legal and accrued indemnification costs, the license agreement termination charge and the litigation charge and related interest that are excluded from net income and net income per share can have a material impact on cash flows, GAAP net income and net income per share and reflect economic costs to us that are not reflected in non-GAAP adjusted net income and non-GAAP adjusted net income per share.

•
The decrease in the valuation allowance against the deferred tax assets represents a change in the value of assets. The benefit associated with this change in value is not included in our non-GAAP adjusted net income or non-GAAP adjusted net income per share.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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